Exhibit 99.1
BRC Inc. Reports First Quarter 2024 Financial Results
Highlights

•Net Revenue increased 18% in Q1 2024 to $98.4 million, driven by Wholesale growth of 51% compared to Q1 2023
•Net Income of $1.9 million and Adjusted EBITDA of $14.1 million, an increase of $19.2 million and $19.3 million, compared to a Net Loss of $17.3 million and Adjusted EBITDA Loss of $5.2 million compared to Q1 2023
•Increased 2024 guidance to Adjusted EBITDA of $32.0 million to $42.0 million with Free Cash Flow conversion of ~80% of Adjusted EBITDA
•2024 Gross Margin now expected to be at the high end of the range of guidance of 37% - 40%
•Enters into strategic partnership with Keurig Dr Pepper for K-Cup pod manufacturing and distribution
SALT LAKE CITY, Utah – May 8, 2024 – BRC Inc. (NYSE: BRCC, the "Company"), the rapidly-growing, mission-driven premium coffee company creating long-term shareholder value through innovative brand strategy that elevates the service community, today announced financial results for the first quarter of fiscal year 2024.

“I am pleased with BRCC's holistic Q1 performance. It illustrates our team's balance of market growth and disciplined execution. The Black Rifle brand is stronger than ever, and our mission continues to resonate in the minds of American consumers. Our commitment to brand, mission, and disciplined execution is evident in our Q1 financial results. I am incredibly excited to announce our partnership with Keurig Dr Pepper. We look forward to a strong strategic relationship, with the K-Cup pod distribution agreement set to immediately enhance the quality and availability of our coffee offerings.” said BRCC Chief Executive Officer Chris Mondzelewski. “At Black Rifle, our mission and our business work symbiotically. A bigger, stronger business allows us greater opportunities to extend our support of the Veteran and first responder community.”

“As we have said for three quarters now, our goal is to drive shareholder value by following through on our commitments on a daily basis. We are delighted that our focus on operational excellence is paying off with a dramatic improvement in profitability at gross margin, adjusted EBITDA margin, Net Income and Free Cash Flow.” said BRCC Chief Financial Officer Steve Kadenacy. “Further, our strategic partnership with KDP will not only accelerate our top line growth over time, but will also allow us to drive additional operational efficiencies within our business including sales and marketing, supply chain and distribution."

First Quarter 2024 Financial Highlights (in millions, except % data)

	Quarter To Date Comparisons
	2024	2023	$ Change	% Change
Net Revenue	$98.4	$83.5	$14.9	18%
Gross Profit	$42.2	$27.5	$14.7	53%
Gross Margin	42.9%	33.0%

Net Income (Loss)	$1.9	$(17.3)	$19.2
Adjusted EBITDA	$14.1	$(5.2)	$19.3

First Quarter 2024 Results
First quarter 2024 revenue increased 17.8% to $98.4 million from $83.5 million in the first quarter of 2023. Wholesale revenue increased 51.0% to $60.4 million in the first quarter of 2024 from $40.0 million in the first quarter of 2023. Direct-to-Consumer ("DTC") revenue decreased 11.4% to $32.6 million in the first quarter of 2024 from $36.8 million during the first quarter of 2023. Revenue from Black Rifle Coffee shops ("Outposts") decreased 19.4% to $5.4 million in the first quarter of 2024 from $6.7 million in the first quarter of 2023. The Wholesale channel performance was primarily driven by entry into the Food, Drug and Mass (“FDM”) market and growth in our Ready-to-Drink (“RTD”) product. In addition, RTD product sales increased through national distributors and retail accounts as our All Commodity Volume percentage increased 360 basis points to 42.9% and our total doors increased 37.7% versus the first quarter of 2023. The decrease in DTC performance was primarily due to lower customer acquisition as we strategically shifted advertising spend to other areas of the business with higher returns. As discussed previously regarding Outposts, we have paused expansion and have shifted our efforts to work on store fundamentals in preparation for our longer-term strategic growth plan.
Gross profit increased to $42.2 million in the first quarter of 2024 from $27.5 million in the first quarter of 2023, an increase of 53.5% year over year, with gross margin increasing 990 basis points to 42.9% from 33.0% for the first quarter of 2023, driven by product mix shift, productivity improvements in our RTD products, decreasing warehousing costs, and lower green coffee costs.
Marketing expenses increased 7.0% to $7.6 million in the first quarter of 2024 from $7.1 million in the first quarter of 2023. As a percentage of revenue, marketing expenses decreased 80 basis points to 7.7% in the first quarter of 2024 as compared to 8.5% in the first quarter of 2023 as marketing and advertising spend has been favorably impacted by channel mix with revenue more heavily weighted to the Wholesale channel, partly offset by our expansion of partnerships, including our engagement with UFC.

Salaries, wages and benefits expenses decreased 22.7% to $15.3 million in the first quarter of 2024 from $19.8 million in the first quarter of 2023. As a percentage of revenue, salaries, wages and benefits expenses decreased 820 basis points to 15.5% in the first quarter of 2024 as compared to 23.7% for the first quarter of 2023. The decrease in salaries, wages and benefits expense was primarily due to lower compensation costs driven by reductions in headcount during 2023 for which we realized the full benefit in the first quarter of 2024.
General and administrative ("G&A") expenses decreased 14.0% to $15.3 million in the first quarter of 2024 from $17.8 million in the first quarter of 2023. As a percentage of revenue, G&A decreased 580 basis points to 15.5% in the first quarter of 2024 as compared to 21.3% in the first quarter of 2023, was due to reductions in our corporate infrastructure and support that were inefficient or duplicative, including professional services, information technology, and office space.
Net income for the first quarter of 2024 was $1.9 million and Adjusted EBITDA was $14.1 million. This compares to net loss of $17.3 million and Adjusted EBITDA loss of $5.2 million in the first quarter of 2023.

Financial Outlook

BRC Inc. provides guidance based on current market conditions and expectations for revenue, gross margin and adjusted EBITDA, which is a non-GAAP financial measure.

For the full-year fiscal 2024, the Company updated its previous guidance as follows:

	FY2023	FY2024 Guidance (prev. reported)		FY2024 Guidance (Updated)
	Actual	Low	High	Low	High
Net Revenue(1)	$395.6	$430.0	$460.0	$430.0	$460.0
Growth	31%	9%	16%	9%	16%
Gross Margin	31.7%	37%	40%	37%	40%

Adj. EBITDA	$13.3	$27.0	$40.0	$32.0	$42.0
Free Cash Flow		80% Flow Through		80% Flow Through
(1) A barter transaction favorably impacted Net Revenue in 2023 by $28.9 million and projected Net Revenue in 2024 by an estimated $11.9 million, $8.5 million of which was in Q1 2024. Excluding the impact of the barter transaction reduces revenue growth from 2022 to 2023 by 10% and increases projected Net Revenue growth in 2024 by 5% - 6%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s first quarter results is scheduled for May 9, 2024, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at ir.blackriflecoffee.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call through May 16, 2024. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13745520.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.

Forward-Looking Statements

This press release contains forward-looking statements about the Company. and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statement’s regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include statements regarding the Company’s belief that the agreement and partnership with KDP will enhance the quality of its coffee offerings and strengthen its coffee credentials, and the potential for the Company’s partnership with KDP to accelerate top line growth over time and give the Company optionality to enter into new channels.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve sustained profitability; negative publicity affecting our brand and reputation, or the reputation of key employees; failure to manage our debt obligations; failure to effectively make use of assets received under bartering transactions; failure by us to maintain our message as a supportive member of the Veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to manage our supply chain, and accurately forecast our raw material and co-manufacturing requirements to support our needs; failure to effectively manage or distribute our products through our Wholesale business partners, especially our key Wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee Outposts, including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth, inventory needs, and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations, or failure to prevail in civil litigation matters; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2024 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contacts:

Tanner Doss: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue, net	$98,392	$83,490
Cost of goods sold	56,207	55,979
Gross profit	42,185	27,511
Operating expenses
Marketing and advertising	7,609	7,144
Salaries, wages and benefits	15,261	19,824
General and administrative	15,346	17,758
Other operating expense, net	14	—
Total operating expenses	38,230	44,726
Operating income (loss)	3,955	(17,215)

Non-operating income (expenses)
Interest expense, net	(2,051)	(323)
Other income, net	—	273
Total non-operating expenses	(2,051)	(50)
Income (loss) before income taxes	1,904	(17,265)
Income tax expense	49	56
Net income (loss)	$1,855	$(17,321)
Less: Net income (loss) attributable to non-controlling interest	1,307	(12,521)
Net income (loss) attributable to BRC Inc.	$548	$(4,800)

Net income (loss) per share attributable to Class A Common Stock
Basic and diluted	$0.01	$(0.08)
Weighted-average shares of Class A Common Stock outstanding
Basic	66,312,366	58,159,223
Diluted	66,597,626	58,159,223

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$3,997	$12,448
Restricted cash	1,465	1,465
Accounts receivable, net	24,774	25,207
Inventories, net	50,383	56,465
Prepaid expenses and other current assets	16,279	12,153
Total current assets	96,898	107,738
Property, plant and equipment, net	66,169	68,326
Operating lease, right-of-use asset	33,686	36,214
Identifiable intangibles, net	403	418
Other	30,025	23,080
Total assets	$227,181	$235,776
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$39,593	$33,564
Accrued liabilities	31,425	34,911
Deferred revenue and gift card liability	7,562	11,030
Current maturities of long-term debt, net	9,779	2,297
Current operating lease liability	2,212	2,249
Current maturities of finance lease obligations	56	58
Total current liabilities	90,627	84,109
Non-current liabilities:
Long-term debt, net	51,728	68,683
Finance lease obligations, net of current maturities	45	23
Operating lease liability	33,751	35,929
Other non-current liabilities	494	524
Total non-current liabilities	86,018	105,159
Total liabilities	176,645	189,268

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 67,134,997 and 65,637,806 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	6	6
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 145,079,865 and 146,484,989 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	15	15
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	134,519	133,728
Accumulated deficit	(119,930)	(120,478)
Total BRC Inc.'s stockholders' equity	14,610	13,271
Non-controlling interests	35,926	33,237
Total stockholders' equity	50,536	46,508
Total liabilities and stockholders' equity	$227,181	$235,776

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income (loss)	$1,855	$(17,321)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,413	1,719
Equity-based compensation	1,952	2,506
Amortization of debt issuance costs	301	33
Loss on disposal of assets	511	—
Other	315	—
Changes in operating assets and liabilities:
Accounts receivable, net	58	3,055
Inventories, net	(2,405)	(25,724)
Prepaid expenses and other assets	(1,892)	(1,118)
Accounts payable	7,264	27,830
Accrued liabilities	(2,331)	(6,463)
Deferred revenue and gift card liability	(3,468)	(160)
Operating lease liability	371	219
Other liabilities	(30)	30
Net cash provided by (used in) operating activities	4,914	(15,394)
Investing activities
Purchases of property, plant and equipment	(2,718)	(4,902)
Proceeds from sale of property and equipment	41	—
Net cash used in investing activities	(2,677)	(4,902)
Financing activities
Proceeds from issuance of long-term debt, net of discount	21,829	87,000
Debt issuance costs paid	(164)	—
Repayment of long-term debt	(32,224)	(79,609)
Financing lease obligations	20	(25)
Repayment of promissory note	(400)	(399)
Issuance of stock from the Employee Stock Purchase Plan	251	305
Net cash (used in) provided by financing activities	(10,688)	7,272
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,451)	(13,024)
Cash and cash equivalents, beginning of period	12,448	38,990
Restricted cash, beginning of period	1,465	—
Cash and cash equivalents, end of period	$3,997	$25,966
Restricted cash, end of period	$1,465	$—

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Non-cash operating activities
(Derecognition) Recognition of right-of-use operating lease assets	$(1,955)	$5,786
Recognition of revenue for inventory exchanged for prepaid advertising	8,487	—

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	622	967

Supplemental cash flow information
Cash paid for income taxes	$58	$179
Cash paid for interest	$1,816	$492

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended March 31,
	2024	2023
Wholesale	$60,428	$39,997
Direct to Consumer	32,614	36,780
Outpost	5,350	6,713
Total net sales	$98,392	$83,490

Key Operational Metrics
	March 31,
	2024	2023
Wholesale Doors	13,254	8,936
RTD Doors	86,784	63,039
DTC Subscribers	209,000	255,100
Outposts
Company-owned stores	18	16
Franchise stores	18	13
Total Outposts	36	29

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as adjusted for equity-based compensation, system implementation costs, executive, recruiting, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issues, contract termination costs, restructuring fees and related costs, and RTD transformation costs. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses, and beginning with the results for the quarter ended June 30, 2023, we have modified the presentation of Adjusted EBITDA to no longer exclude (i) expenses associated with certain legal expenses we have determined are no longer non-routine and (ii) cash expenses associated with RTD start-up and production issues. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses, the aforementioned legal expenses, and cash expenses associated with RTD start-up and production issues when presenting Adjusted EBITDA for the quarter and year ended March 31, 2024 and the quarter and year ended March 31, 2023. This change decreased Adjusted EBITDA for the quarter and year ended March 31, 2023 by $0.1 million. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(amounts in thousands)
	Three Months Ended March 31,
	2024	2023
Net income (loss)	$1,855	$(17,321)
Interest expense	2,051	323
Tax expense	49	56
Depreciation and amortization	2,413	1,719
EBITDA	$6,368	$(15,223)
Equity-based compensation(1)	1,952	2,506
System implementation costs(2)	380	691
Executive recruiting, relocation and sign-on bonus(3)	1	309
Write-off of site development costs(4)	1,181	785
Strategic initiative related costs(5)	—	1,223
Non-routine legal expense(6)	2,371	1,006
RTD start-up and production issues(7)	—	1,799
Contract termination costs(8)	—	542
Restructuring fees and related costs(9)	266	1,134
RTD transformation costs(10)	1,609	—
Adjusted EBITDA	$14,128	$(5,228)

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and a wholesale channel partner.
(2)Represents non-capitalizable costs associated with the implementation of our enterprise-wide systems.
(3)Represents nonrecurring payments made for executive recruitment, relocation, and sign-on bonuses.
(4)Represents the write-off of development costs for abandoned retail locations.
(5)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(6)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to deSPAC warrants and a commercial dispute with a former consultant resulting from the Company in-housing certain activities.
(7)Represents nonrecurring, non-cash costs and expense incurred as a result of our RTD start-up and production issue.
(8)Represents nonrecurring costs incurred for early termination of software and service contracts.
(9)Represents restructuring advisory fees, severance, and other related costs (previously included in footnote (3) and footnote (5)).
(10)Represents non-recurring, non-cash or non-operational costs associated with the transformation of our RTD business including loss on write-off of RTD inventory, discounts recognized on non-cash transactions, and other non-cash costs to transform our RTD business.